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                                                                     EXHIBIT 3.4

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                           THE COOPER COMPANIES, INC.


         The Cooper Companies, Inc. (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

   1. That at a meeting of the Board of Directors of The Cooper Companies, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "Article IV (a)" so that, as amended, said Article shall be and read as follows:

                                 ARTICLE IV (a)

                          The total number of shares of all classes of stock
                  which the corporation shall have authority to issue is 41,000,000 consisting of (i) 40,000,000 shares of Common Stock, each share having a par value of $.100000, and (ii) 1,000,000 shares Preferred Stock each share having a par value of $.100000.

   2. That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

   3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State if Delaware.

   4. That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation on this 24th day of May, 2000.


                                           The Cooper Companies, Inc.


                                                 /s/ Carol R. Kaufman
                                           -------------------------------------
                                           Carol R. Kaufman, Vice President


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